Exhibit 10.25

SECOND AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER ("Amendment") is made and entered into as of September 28, 2016 ("Effective Date"), by and between MeeMee Media Inc., a Nevada corporation ("MeeMee"), All Screens Media, LLC, a Nevada limited liability company ("ASM") and the holders of 100% of the membership interests of ASM set forth on the signature page to this Amendment (collectively, the "ASM Members" and individually, an "ASM Member"), MeeMee, ASM and the ASM Members are each sometimes hereinafter referred to individually as a "Party" and collectively as "the Parties."

RECITALS

A.        The Parties entered into the Agreement and Plan of Merger dated May 19, 2015, as amended on April 29, 2016 (the "Merger Agreement").

B.        The Parties desire to enter into the Amendment to amend certain terms of the Merger Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing Recitals, and the representations, warranties, covenants and agreements contained herein or made a part hereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.         ASM Financial Statements.  The first sentence of Section 4.6 of the Agreement shall be deleted in its entirety and replaced with the following sentence:

"Section 4.6                Financial Statements. ASM shall deliver to MeeMee, on or before the Closing Date, true and complete copies of the audited balance sheet and financial statements of ASM for the fiscal years ended December 31, 2014 and December 31, 2015, and the audited and unaudited balance sheet and financial statements of ASM for all such additional periods as may be required by the Securities Act of 1934 for inclusion in the Final Form Draft 8-K (collectively "ASM Financial Statements").

2.         Termination.  Section 9.1 of the Agreement shall be deleted in its entirety and replaced with the following:

"Section 9.1        Termination. This Agreement may be terminated at any time prior to the Merger Date:
(a)	by mutual written consent of MeeMee and ASM;

(b)
by ASM if the Merger shall not have been consummated on or before April 30. 2017 or if any of the conditions to the Closing set forth in Section 7.3 above shall have become incapable of fulfillment by April 30, 2017 and shall not have been waived in writing by ASM; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to ASM if (i) ASM's or the ASM Members' action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or (ii) the ASM Financial Statements have not been delivered to MeeMee;

(c)
by MeeMee, if the Merger shall not have been consummated on or before April 30, 2017 or if any of the conditions to the Closing set forth in Section 7.2 above shall have become incapable of fulfillment by April 30, 2017 and shall not have been waived in writing by MeeMee; provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to MeeMee if its action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or

(d)
by MeeMee or ASM if any Governmental or judicial Authority shall have issued an injunction, order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any material portion of the Merger and such injunction, order, decree, ruling or other action shall have become final and nonappealable."

3.         Effective of Amendment.  The Merger Agreement shall remain in full force and effect as amended hereby.

4.         Counterparts. This Amendment may be signed in counterparts and transmitted by one Party to the other via email in PDF or FAX. Said counterparts, taken together, shall constitute one agreement. If this Amendment is signed in counterparts, neither Party shall be bound by this Agreement until both Parties have duly executed a counterpart hereof.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

MeeMee Media, Inc.		All Screens Media, LLC

By:	MARTIN DOANE	By:	PETER HEUMILLER
Name:	Martin Doane	Name:	Peter Heumiller
Title:	Executive Chairman	Title:	Managing Member

ASM MEMBERS:

Peter Heumiller		Howard Sichel

By:	PETER HEUMILLER	By:	HOWARD SICHEL
Name:	Peter Heumiller	Name:	Howard Sichel
Title:	Holder of ASM Membership Interest	Title:	Holder of ASM Membership Interest

Denis Barry		Andrew Karp

By:	DENIS BARRY	By:	ANDREW KARP
Name:	Denis Barry	Name:	Andrew Karp
Title:	Holder of ASM Membership Interest	Title:	Holder of ASM Membership Interest

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